Exhibit 10.9G

                     SIXTH AMENDMENT TO OPERATING AGREEMENT

      This SIXTH AMENDMENT TO OPERATING AGREEMENT is made and entered into this 29th day of November, 1993, between DUBUQUE RACING ASSOCIATION, LTD., an Iowa nonprofit corporation, (hereinafter referred to as "DRA") and GREATER DUBUQUE RIVERBOAT ENTERTAINMENT COMPANY, L.C., an Iowa limited liability company, (hereinafter referred to as "Greater Dubuque").

      RECITALS:

      A. On February 22, 1993, DRA and Greater Dubuque signed an Operating Agreement setting forth their respective rights, duties and obligations with regard to excursion gambling boat operations under Chapter 99F of the Iowa Code. Amendments to said Operating Agreement were signed on February 22, 1993, March 4, 1993, March 11, 1993, and April 9, 1993, amending said Operating Agreement.

      B. DRA and Greater Dubuque have jointly agreed to further amend and modify the terms of the Operating Agreement, as previously amended, referred to in Recital A above.

      NOW, THEREFORE, IT IS AGREED that the February 22, 1993 Operating Agreement, as previously amended, is further amended by revising the last paragraph of paragraph 1 to read as follows:

            Excursion riverboat operations shall begin on August 1, 1993. It is mutually intended that the required licenses to be issued by the Iowa Racing and Gaming Commission shall be effective as of August 1, 1993. Greater Dubuque agrees that DRA may contract with a third-party operator for excursion gambling boat operations during the period from April 1, 1993 through July 31, 1993. If for any reason, including any force majeure event under paragraph 12, Greater Dubuque does not commence riverboat operations by August 1, 1993, as required above, Greater Dubuque agrees to pay DRA liquidated damages of $1,250.00 per day for each day following July 31, 1993 that the commencement of excursion gambling boat operations is delayed. This liquidated damages payment of $1,250.00 per day will not be credited against the guaranteed minimum payment to DRA under paragraph 4(a)(3) of this Agreement and shall not constitute a waiver, in whole or in part, of any other rights or remedies which DRA has under this Agreement. The $1,250.00 payment shall be promptly remitted by DRA to the City of Dubuque, Iowa and Dubuque County, Iowa as follows:

                   City of Dubuque                $1,025.00
                   Dubuque County                    225.00
                                                  ---------
                         Total                    $1,250.00

      Both parties acknowledge that the $1,250.00 per day liquidated damages payment shall be remitted by DRA to the City of Dubuque, Iowa and Dubuque County, Iowa for the purpose of reimbursing the City of Dubuque and Dubuque County for the following estimated damages to be incurred by said public bodies by reason of the failure of riverboat gambling operations to commence by August 1, 1993:

            (a) Loss of one-half (1/2) of one percent (1%) of adjusted gross gambling receipts owing by Greater Dubuque to the City of Dubuque, Iowa under ss.99F.11(1) of the Code of Iowa.

            (b) Loss of one-half (1/2) of one percent (1%) of adjusted gross gambling receipts owing by Greater Dubuque to Dubuque County, Iowa under ss.99F.11(1) of the Code of Iowa.

            (c) Loss of fifty cents (50(cent)) per person tax owing by Greater Dubuque to the City of Dubuque, Iowa under ss.99F.10(3) of the Code of Iowa for each person embarking upon the excursion gambling boat.

      At such time as excursion gambling boat operations are commenced by Greater Dubuque, the $1,250.00 per day payment referred to herein shall cease and the amounts owing to the City of Dubuque, Iowa and Dubuque County, Iowa under ss.ss.99F.10 and 99F.11 of the Code of Iowa shall be paid directly by Greater Dubuque, as required by paragraph 4(a)(1) and paragraph 4(a)(2) of this Agreement.

      Except as specifically amended above, all of the provisions of the February 22, 1993 Operating Agreement and existing Amendments thereto shall remain in full force and effect.

      Dated this 29th day of November, 1993.


                                      DUBUQUE RACING ASSOCIATION, LTD.


                                      By /s/ Norma Denlinger
                                         ---------------------------------------
                                         Norma Denlinger, President


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

                                      By /s/ Ron Spillane
                                         ---------------------------------------
                                         Ron Spillane, Secretary


                                      GREATER DUBUQUE RIVERBOAT ENTERTAINMENT
                                      CORP., L. C.


                                      By /s/ Joseph P. Zwack
                                         ---------------------------------------
                                         Joseph P. Zwack, Managing Member


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